UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2003

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware 000-21669 95-4313013 (State or Other Jurisdiction (Commission File Number) (IRS Employer of Incorporation) Identification No.)

15550 Lightwave Drive

Clearwater, Florida  33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (727) 442-6677

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including the risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q.  These statements are only predictions, and actual results could differ materially from those projected in the forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements.

Item 5.  Other Events and Required FD Disclosure.

Settlement and Lease Modification Agreement

As previously disclosed, in April 2003, Lightwave Drive, L.L.C. ("Landlord"), the landlord for the headquarters of Digital Lightwave, Inc. ("Digital") located at 15550 Lightwave Drive, Clearwater, Florida 33760 (the "Leased Property"), filed a complaint against Digital in the Sixth Judicial Circuit for Pinellas County, Florida, Case No. 0300241CI-15 (the "Lawsuit"), seeking eviction and monetary damages for unpaid rent and real estate taxes under the Lease Agreement between Landlord and Digital dated as of January 14, 1998, as amended (the "Lease").  The Lease is secured by an irrevocable standby letter of credit issued by First Union National Bank, n/k/a Wachovia Bank, N.A. (the "Letter of Credit") in the aggregate total amount of $2.0 million.  The Landlord previously drew down the Letter of Credit in the amount of $463,642.63 for unpaid rent accrued in March and April, 2003 and the 2002 real estate taxes on the Leased Property, and the Landlord is currently entitled to draw down the Letter of Credit in the amount of $53,333.85 for the amount due under the Lease following Digital's first settlement payment under the Agreement (defined below).

In connection with the foregoing, on July 22, 2003, Digital and the Landlord entered into a Settlement and Lease Modification Agreement (the "Agreement"). Under the terms of the Agreement, the Landlord agreed to forebear from pursuing the relief requested in the Lawsuit and the parties agreed to amend the Lease pursuant to the Agreement.  Further, under the terms of the Agreement, Digital paid Landlord $421,500.00 on July 23, 2003, and agreed to pay Landlord as follows: (i) as advance payment of the year 2003 real estate taxes for the Leased Property, the payment of $33,000.00 per month for the five month period beginning October 1, 2003, and ending on February 29, 2004, to be paid in accordance with the rent payment provisions of the Lease and subject to adjustment for any difference between the estimated and the actual 2003 tax liability; (ii) as partial payment of the rent due for the months between and including August, 2003 and December, 2003, the payment of $75,000.00, to be paid in accordance with the rent payment provisions of the Lease; and (iii) beginning on January 1, 2004, the full amount of the rent due under the Lease, to be paid in accordance with the rent payment provisions of the Lease.

In addition, for the months between and including August, 2003 and December, 2003, Landlord is entitled to draw on the Letter of Credit for the difference between Digital's rent obligations under the Lease and Digital's $75,000.00 payment, and Landlord agreed to only make further draws on the Letter of Credit in the event Digital is in default under the Lease as modified by the Agreement.  Pursuant to the Agreement, on or before November 10, 2003, Digital agreed to provide Landlord with a new letter of credit in the amount of $1,350,000.00 with an effective date on or before November 20, 2003 (the "New Letter of Credit").  The New Letter of Credit will replace the Letter of Credit.  In the event that Digital fails to deliver the New Letter of Credit to Landlord as set forth above, Digital shall be deemed to be in default of the Lease and Landlord shall immediately, without notice or opportunity to cure, be entitled to draw the entire amount of the Letter of Credit as security for Digital's obligations under the Lease.  Subject to certain conditions, effective November 20, 2006 and November 20, 2007, the amount of the New Letter of Credit may be reduced to $1,150,000.00 and $1,000,000.00, respectively.

Additionally, a default by Digital or Landlord under the Agreement shall constitute an Event of Default under the Lease, as such term is defined under the Lease, and except as expressly modified in the Agreement, the Lease shall remain in full force and effect.  In connection with the foregoing settlement, Landlord has filed a Notice of Voluntary Dismissal Without Prejudice with respect to the Lawsuit.

The Agreement is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such document.

Loans from Optel

During the month of July, Digital borrowed a total of $2.0 million from Optel, LLC ("Optel") pursuant to the following secured promissory notes: (i) Secured Promissory Note in the principal amount of $500,000 issued on July 14, 2003 (the "First Note"); (ii) Secured Promissory Note in the principal amount of $1.0 million issued on July 22, 2003 (the "Second Note"); and (iii) Secured Promissory Note in the principal amount of $500,000 issued on July 29, 2003 (the "Third Note", and together with the First Note and the Second Note, the "Optel Notes").  Optel is an entity controlled by Digital's majority shareholder and current chairman of the board of directors, Dr. Bryan Zwan.  The Optel Notes (a) bear interest at an annual rate equal to 10% per annum, (b) are secured by a first priority interest in substantially all of the assets of Digital pursuant to an Eleventh Amended and Restated Security Agreement dated July 14, 2003, a Twelfth Amended and Restated Security Agreement dated July 22, 2003 and a Thirteenth Amended and Restated Security Agreement dated July 29, 2003 (collectively, the "Security Agreements"), respectively, and (c) may be prepaid at any time.  Digital used the proceeds from the Optel Notes for the settlement of debt with certain trade creditors, including settlement payments due under the Agreement discussed above, and for general corporate and working capital purposes.  The Optel Notes mature on July 31, 2004, unless certain specified events occur accelerating the maturity.  Digital's total indebtedness to Optel is now approximately $8.5 million, exclusive of accrued interest.

The Optel Notes and the Security Agreements are attached hereto as exhibits and are incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel Notes and the Security Agreements.

Digital has insufficient short-term resources for the payment of its current liabilities.  Various creditors have contacted us in order to demand payment for outstanding liabilities owed to them and some creditors have commenced legal proceedings against Digital.  We are in discussions with our creditors in order to restructure our outstanding liabilities.  In order to alleviate Digital's working capital shortfall, we are attempting to raise additional debt financing. As previously disclosed, Optel terminated the commitment letter dated April 15, 2003 for the provision of a $10.0 million credit facility to Digital, and notified Digital that it does not intend to provide it with the credit facility as contemplated therein, due to Digital's failure to achieve certain financial and restructuring objectives, its inability to raise additional equity capital and its failure to execute certain strategic alternatives.  Optel has advised Digital that it will nonetheless be willing to consider requests from Digital for additional funds, but will only make advances in its sole discretion.

Appointment of Chief Accounting Officer

Effective July 16, 2003, Digital appointed Patricia Hayes as its Chief Accounting Officer.  Prior to such appointment, Ms. Hayes worked on a consulting basis for Digital as an interim controller.  A copy of the letter agreement between Digital and Patty Hayes regarding Ms. Hayes' employment terms is attached hereto as an exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(a)

Exhibits.

a.1

Settlement and Lease Modification Agreement dated as of July 22, 2003 between Lightwave Drive, L.L.C. and Digital Lightwave, Inc.

a.2

Secured Promissory Note, dated as of July 14, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.3

Eleventh Amended and Restated Security Agreement, dated as of July 14, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.4

Secured Promissory Note, dated as of July 22, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.5

Twelfth Amended and Restated Security Agreement, dated as of July 22, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.6

Secured Promissory Note, dated as of July 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.7

Thirteenth Amended and Restated Security Agreement, dated as of July 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.8

Letter Agreement between Digital and Patty Hayes regarding Ms. Hayes' employment terms dated July 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC. Date: August 8, 2003 By: /s/ JAMES GREEN James Green Chief Executive Officer and President

EXHIBIT INDEX

Number

Description

a.1

Settlement and Lease Modification Agreement dated as of July 22, 2003 between Lightwave Drive, L.L.C. and Digital Lightwave, Inc.

a.2

Secured Promissory Note, dated as of July 14, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.3

Eleventh Amended and Restated Security Agreement, dated as of July 14, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.4

Secured Promissory Note, dated as of July 22, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.5

Twelfth Amended and Restated Security Agreement, dated as of July 22, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.6

Secured Promissory Note, dated as of July 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.7

Thirteenth Amended and Restated Security Agreement, dated as of July 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

a.8

Letter Agreement between Digital and Patty Hayes regarding Ms. Hayes' employment terms dated July 21, 2003.